EXHIBIT 99
----------

                   Miller Industries, Inc. and Subsidiaries

                  RESTATED CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants

Consolidated Balance Sheets as of April 30, 1995 and 1996 (Restated)

Consolidated Statements of Income for the Nine Months Ended
April 30, 1994 and Years Ended April 30, 1995 and 1996 (Restated)

Consolidated Statements of Shareholders' Equity (Deficit) for the Nine Months Ended April 30, 1994 and Years Ended April 30, 1995 and 1996 (Restated)

Consolidated Statement of Cash Flows for the Nine Months Ended April 30, 1994 and Years Ended April 30, 1995 and 1996 (Restated)

Notes to Consolidated Financial Statements (Restated)

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Miller Industries, Inc.:

We have audited the accompanying consolidated balance sheets of Miller Industries, Inc. (a Tennessee corporation) and subsidiaries as of April 30, 1995 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows (restated) for the nine months ended April 30, 1994, and the years ended April 30, 1995 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Miller Industries, Inc. and subsidiaries as of April 30, 1995 and 1996, and the results of their operations and their cash flows for the nine months ended April 30, 1994, and the years ended April 30, 1995 and 1996 in conformity with generally accepted accounting principles.

As discussed in Note 9 to the consolidated financial statements, effective August 1, 1993 the Company changed its method of accounting for income taxes.


                                        ARTHUR ANDERSEN LLP


Chattanooga, Tennessee
 October 12, 1996

                    MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS (RESTATED)

                  (Dollars in thousands, except per share data)

                     ASSETS                             April 30,    April 30,
                                                          1995         1996
                                                        ---------    ---------
CURRENT ASSETS:
   Cash and temporary investments                       $  2,630     $ 24,499
   Accounts receivable, net of allowance for
     doubtful accounts of $518 and $966 in 1995
     and 1996, respectively                               18,674       27,889
   Inventories                                            18,587       27,088
   Deferred income tax benefit                             1,295        1,162
   Prepaid expenses and other                                320        1,003
                                                         -------     --------
            Total current assets                          41,506       81,641

PROPERTY, PLANT, AND EQUIPMENT, net                        5,578       13,722

GOODWILL, net                                              3,536        5,071

PATENTS, TRADEMARKS, AND OTHER PURCHASED PRODUCT
   RIGHTS, net                                               984          926

OTHER ASSETS                                                  24          204
                                                         -------     --------
                                                         $51,628     $101,564
                                                         =======     ========

      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of long-term obligations              $   710     $    751
   Lines of credit                                         1,564          341
   Accounts payable                                       17,319       21,693
   Accrued liabilities and other                           4,468        8,375
                                                         -------     --------
            Total current liabilities                     24,061       31,160
                                                         -------     --------

LONG-TERM OBLIGATIONS, less current portion                  146        3,927
                                                         -------     --------

DEFERRED INCOME TAXES                                        369          701
                                                         -------     --------


COMMITMENTS AND CONTINGENCIES (Notes 7 and 8)

SHAREHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 5,000,000
     shares authorized; none issued or
     outstanding                                               0            0
   Common stock, $.01 par value; 100,000,000
     shares authorized; 19,670,264 and
     23,341,060 shares issued and outstanding in
     1995 and 1996, respectively                              67          233
   Additional paid-in capital                             23,993       54,705
   Retained earnings                                       2,992       10,855
   Cumulative translation adjustment                           0          (17)
                                                         -------     --------
            Total shareholders' equity                    27,052       65,776
                                                         -------     --------
                                                         $51,628     $101,564
                                                         =======     ========

                The accompanying notes are an integral part of
                      these consolidated balance sheets.

                    MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF INCOME (RESTATED)
                  (Amounts in thousands, except per share data)

                                     Nine Months
                                        Ended     Year Ended April 30,
                                      April 30,   --------------------
                                        1994        1995        1996
                                     -----------  --------    --------
NET SALES                              $54,009    $107,599    $141,460

COST OF SALES                           43,802      89,212     118,070
                                       -------     -------     -------

GROSS PROFIT                            10,207      18,387      23,390

OPERATING EXPENSES:
   Selling                               3,334       5,358       6,170
   General and administrative            3,233       4,081       4,742
                                       -------     -------     -------
INCOME FROM OPERATIONS                   3,640       8,948      12,478

INTEREST INCOME (EXPENSE), net            (116)       (119)        243

OTHER INCOME (EXPENSE), net                 51          40        (133)
                                       -------     -------     -------

INCOME BEFORE INCOME TAXES,
   EXTRAORDINARY GAIN AND
   CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                     3,575       8,869      12,588

PROVISION FOR INCOME TAXES              (1,262)     (3,293)     (4,626)
                                       -------     -------     -------

INCOME BEFORE EXTRAORDINARY GAIN
   AND CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                     2,313       5,576       7,962


EXTRAORDINARY GAIN ON DEBT
   RETIREMENT (LESS APPLICABLE
   INCOME TAXES OF $175)                    --         288          --

CUMULATIVE EFFECT OF CHANGE IN
   ACCOUNTING FOR INCOME TAXES             379          --          --
                                       -------     -------     -------
NET INCOME                               2,692       5,864       7,962

PREFERRED STOCK DIVIDENDS                  (38)         --          --
                                       -------     -------     -------
NET INCOME AVAILABLE FOR COMMON
   SHAREHOLDERS                        $ 2,654     $ 5,864     $ 7,962
                                       =======     =======     =======

NET INCOME PER COMMON SHARE:
     Before extraordinary gain
       and cumulative effect of
       accounting change               $  0.18     $  0.31     $  0.38
     Extraordinary gain on debt
       retirement                           --        0.01          --
     Cumulative effect of change
       in accounting for income
       taxes                              0.03          --          --
                                       -------     -------     -------
                                       $  0.21     $  0.32     $  0.38
                                       =======     =======     =======
WEIGHTED AVERAGE NUMBER OF COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING                          12,513      18,085      21,200
                                       =======     =======     =======

                The accompanying notes are an integral part of
                        these consolidated statements.

                    MILLER INDUSTRIES, INC. AND SUBSIDIARIES

                           CONSOLIDATED STATEMENTS OF
                    SHAREHOLDERS' EQUITY (DEFICIT) (RESTATED)
                            (Dollars in thousands)

                                                                      Retained
                                                         Additional   Earnings     Cumulative
                                                Common    Paid-In   (Accumulated  (Translation
                                                 Stock    Capital     Deficit)     Adjustment)    Total
                                                ------   ---------- ------------  ------------  ---------
BALANCE, July 31, 1993, as previously
   reported                                      $100     $   480     $(2,046)       $    -     $ (1,466)
     Adjustments for Pooled Entities                2           -          69             -           71
                                                 ----     -------     -------        ------     --------
BALANCE, July 31, 1993, as restated               102         480      (1,977)            -       (1,395)

   Issuance of management shares by MGI             -         574           -             -          574
   Effect of the Reorganization (Note 1):
     Exchange of common stock                     (59)         59           -             -            -
     Issuance of Reorganization Note                -           -      (3,600)            -       (3,600)
   Accrued dividends on preferred stock, net        -           -         (38)            -          (38)
   Contributions of capital from Pooled
     Entities                                       -           -         234             -          234
   Net income                                       -           -       2,692             -        2,692
                                                 ----     -------     -------        ------     --------
BALANCE, April 30, 1994                            43       1,113      (2,689)            -       (1,533)

   Issuance of 7,156,876 common shares
     through a public offering                     24      22,186           -             -       22,210
   Unamortized restructuring credit from
     redemption of preferred stock                  -         694           -             -          694
   Distributions to former shareholders of
     Pooled Entities                                -           -        (183)            -         (183)
   Net income                                       -           -       5,864             -        5,864
                                                 ----     -------     -------        ------     --------
BALANCE, April 30, 1995                            67      23,993       2,992             -       27,052

   Issuance of 3,600,000 common shares
     through a public offering                     12      30,166           -             -       30,178
   Issuance of 53,668 shares in purchase of
     Boniface Engineering                           -         615           -             -          615
   Exercise of stock options                        -          37           -             -           37
   Other stock issuance                             -          48           -             -           48
   Three-for-two stock split                       38         (38)          -             -            -
   Distributions to former shareholders of
     Pooled Entities                                -           -         (99)            -          (99)
   Two-for-one stock split                        116        (116)          -             -            -
   Net income                                       -           -       7,962             -        7,962
   Net translation adjustments                      -           -           -           (17)         (17)
                                                 ----     -------     -------        ------     --------
BALANCE, April 30, 1996                          $233     $54,705     $10,855        $  (17)    $ 65,776
                                                 ====     =======     =======        ======     ========

                The accompanying notes are an integral part of
                        these consolidated statements.

                   MILLER INDUSTRIES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
                            (Dollars in thousands)

                                        Nine Months
                                           Ended     Year Ended April 30,
                                         April 30,   --------------------
                                           1994        1995        1996
                                        -----------  ---------   --------
OPERATING ACTIVITIES:
   Net income                            $ 2,692     $  5,864    $ 7,962

   Adjustments to reconcile net income
    to net cash provided by (used in)
    operating activities:
       Depreciation and amortization         305          453        902
       Gain on sales and disposals
          of property, plant, and
          equipment                            -            -        (29)
       Extraordinary gain                      -         (288)         -
       Cumulative effect of
          accounting change                 (379)           -          -
       Deferred income taxes                (112)         (58)       479
       Changes in operating assets
          and liabilities:
          Accounts receivable             (4,096)      (8,907)    (7,727)
          Inventories                     (2,849)      (8,810)    (4,293)
          Prepaid expenses and other         (64)        (123)      (370)
          Accounts payable                 4,104        8,614      2,467
          Accrued liabilities                709        1,217        798
       Other assets                            5          (14)        17
       Income taxes payable to
         MGI (Note 9)                      1,115       (1,736)         -
                                         -------     --------    -------
         Total adjustments                (1,262)      (9,652)    (7,756)
                                         -------     --------    -------
            Net cash provided by
              (used in) operating
              activities                   1,430       (3,788)       206
                                         -------     --------    -------

INVESTING ACTIVITIES:
   Purchases of property, plant, and
     equipment                              (480)      (1,930)    (5,603)
   Proceeds from sales of property,
     plant, and equipment                      -            -        111
   Proceeds from notes receivable             35           39          -
   Purchases of subsidiaries, net of
     cash acquired                             -            -     (3,567)
   Other                                     (22)        (165)       (91)
                                         -------     --------    -------
            Net cash used in
              investing activities          (467)      (2,056)    (9,150)
                                         -------     --------    -------

FINANCING ACTIVITIES:
   Proceeds from issuance of common
     stock                                     -       22,210     30,178
   Proceeds from exercise of
     options                                   -            -         37
   Contributions of capital by
     Pooled Entities                         234            -          -
   Net (payments) borrowing under
     lines of credit                           -        1,564     (1,324)
   Proceeds from long-term obligations        80            -      2,545
   Payments on long-term obligations        (841)     (12,034)      (558)
   Redemption of preferred stock               -       (3,400)         -
   Distributions to former shareholders
     of Pooled Entities                        -         (183)       (99)
   Settlement of obligation to
     affiliate                                 -         (236)         -
   Other                                       -            -         36
                                         -------     --------    -------
            Net cash provided by
              (used in) financing
              activities                    (527)       7,921     30,815
                                         -------     --------    -------
NET INCREASE IN CASH                         436        2,077     21,871
EFFECT OF EXCHANGE RATE CHANGES ON
   CASH                                        -            -         (2)
CASH, beginning of period                    117          553      2,630
                                         -------     --------    -------
CASH, end of period                      $   553     $  2,630    $24,499
                                         =======     ========    =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
     Cash payments for interest          $   288     $    137    $    80
                                         =======     ========    =======
     Cash payments for income taxes      $    45     $  2,817    $ 4,383
                                         =======     ========    =======
     New equipment under capital
       lease financing                   $     -     $      -    $    51
                                         =======     ========    =======

                The accompanying notes are an integral part of
                  these consolidated statements.

                   MILLER INDUSTRIES, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED)


1.  ORGANIZATION AND NATURE OF OPERATIONS

    Miller Industries, Inc. ("Miller Industries") was formed on April 28, 1994 in connection with a reorganization effective April 30, 1994 (the "Reorganization"). In the Reorganization all 100 shares of the no par value common stock of Century Holdings, Inc. ("Century Holdings"), a manufacturer of towing and recovery equipment, were transferred to Miller Industries by Miller Group, Inc. ("MGI") in exchange for 12,315,000 shares of Miller Industries' $.01 par value common stock and a $3,600,000 promissory note (the "Reorganization Note"). The assets received by MGI in the Reorganization were distributed as follows: (1) 12,000,000 shares of common stock to an officer, (2) 315,000 shares of common stock to certain members of management, and (3) the Reorganization Note to certain former minority stockholders of MGI. The Reorganization required the complete liquidation and dissolution of MGI. The issuance of the Reorganization Note to the former minority stockholders of MGI was in exchange for their 17.5% common stock ownership interest in MGI. The issuance of the Reorganization Note resulted in a $3,600,000 charge to accumulated deficit. As a result of the Reorganization, Century Holdings became a wholly-owned subsidiary of Miller Industries. The Reorganization was accounted for in a manner similar to a pooling of interests.

    The accompanying consolidated financial statements include the financial position and results of operations of B&B Associated Industries, Inc. ("B&B") and Mid-America Wrecker and Equipment Sales, Inc. of Colorado ("Mid-America"), (collectively, the "Pooled Entities"), with which Miller Industries merged in July 1996. These transactions were accounted for under the pooling-of-interests method of accounting and, accordingly, Miller Industries' consolidated financial statements have been restated as if Miller Industries, B&B, and Mid-America (collectively, the "Company") had operated as one entity since inception. See Note 3, Business Combinations, for further discussion of these transactions.

    Nature of Operations

    The Company is a manufacturer and distributor of vehicle towing and recovery equipment which is installed on truck chassis. The principal markets for the towing and recovery equipment are independent distributors of towing and recovery equipment located primarily throughout the United States, Canada, Europe, Japan, Taiwan, Hong Kong, China, and the Middle East. The Company's products are marketed under the brand names of Century, Challenger, Holmes, Champion, Eagle, Jige, and Boniface. The truck chassis are either purchased by the Company or provided by customers. Sales of Company-purchased chassis represent approximately 16%, 24%, and 31% of net sales in 1994, 1995, and 1996, respectively.

    Public Offerings of Common Stock

    On August 9, 1994, the Company completed an initial public offering of 7,156,876 shares of its common stock at $3.50 per share (the "Offering"). The net proceeds of the Offering were used to repay long-term debt, redeem the cumulative preferred stock of a wholly-owned subsidiary, increase working capital, provide funds for capital additions, and for other general corporate purposes (Notes 4 and 9).

    On January 31, 1996, the Company completed a public offering of 3,600,000 shares of previously unissued common stock at $9.17 per share. The net proceeds were used to repay debt, including the debt incurred in the acquisition of S.A. Jige Lohr Wreckers (Note 3), increase working capital, provide funds for capital additions, and for other general corporate purposes.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Fiscal Year-End

    In connection with the Reorganization, the Company adopted an April 30 year-end. The nine months ended April 30, 1994 will be referred to herein as "1994".

    Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Consolidation

    The accompanying consolidated financial statements include the accounts of Miller Industries, Inc. and its wholly-owned subsidiaries including the Pooled Entities. All significant intercompany transactions and balances have been eliminated in consolidation.

    Cash and Temporary Investments

    Cash and temporary investments include all cash and cash equivalent investments with original maturities of three months or less, primarily consisting of repurchase agreements.

    Inventories

    Inventory costs include materials, labor, and factory overhead. Inventories are stated at the lower of cost or market, determined on a first-in, first-out basis. Inventories at April 30, 1995 and 1996 consisted of the following categories (in thousands):

                                        1995        1996
                                      ---------   ---------

           Chassis                     $ 5,466     $ 5,225

           Raw materials                 5,427      10,028
           Work in process               3,290       5,772
           Finished goods                4,404       6,063
                                      ---------   ---------
                                       $18,587     $27,088
                                      =========   =========

    Property, Plant, and Equipment

    Property, plant, and equipment are recorded at cost. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets. Accelerated depreciation methods are used for income tax purposes. Estimated useful lives range from 20 to 30 years for buildings and improvements and 5 to 10 years for machinery and equipment, and furniture, fixtures, and vehicles. Expenditures for maintenance and repairs are charged to expense as incurred.

    The property, plant, and equipment balances at April 30, 1995 and 1996 consisted of the following (in thousands):

                                                 1995        1996
                                              ---------   ---------

           Land                                $   307     $ 1,156
           Buildings and improvements            3,735       9,388
           Machinery and equipment               1,691       3,166
           Furniture, fixtures, and
            vehicles                               603       1,485
           Construction in progress                787         781
                                              ---------   ---------
                                                 7,123      15,976
           Less accumulated depreciation        (1,545)     (2,254)
                                              ---------   ---------
                  Property, plant, and
                     equipment, net            $ 5,578     $13,722
                                              =========   =========

    In March 1995, the Financial Accounting Standards Board issued Statement
    No. 121 ("SFAS 121") on accounting for the impairment of long-lived assets, identifiable intangibles, and goodwill related to assets to be held and used. SFAS 121 also establishes accounting standards for the disposal of long-lived assets and certain identifiable intangibles. The Company adopted SFAS 121 effective May 1, 1996. The adoption of SFAS 121 did not have a significant impact on the Company's consolidated financial position and results of operations.

    Net Income Per Common Share

    Net income per common share is calculated using the weighted average number of common and common equivalent shares outstanding. Net income per common share for 1994 gives retroactive effect to the 12,315,000 shares issued in connection with the Reorganization.

    In April 1996, the Company effected a three-for-two common stock split in the form of a stock dividend. In September 1996, the Company effected a two-for-one common stock split in the form of a dividend. The Company's par value of $.01 per share remained unchanged. As a result, $38,000 and $116,000 respectively, was transferred from additional paid-in capital to common stock.

    All historical share and per share amounts have been retroactively restated to reflect the common stock splits.

    Goodwill

    Goodwill is being amortized on a straight-line basis over 40 years. The Company continually evaluates whether later events and circumstances have occurred which would indicate that the goodwill is not recoverable. Accumulated amortization of goodwill was $477,000 and $578,000 at April 30, 1995 and 1996, respectively. Amortization expense for 1994, 1995, and 1996 was $75,000, $100,000, and $101,000, respectively.

    Patents, Trademarks, and Other Purchased Product Rights

    The cost of acquired patents, trademarks, and other purchased product rights are capitalized and amortized using the straight-line method over 20 years. Total accumulated amortization of these assets at April 30, 1995 and 1996 was $151,000 and $208,000, respectively. Amortization expense for 1994, 1995, and 1996 was $40,000, $50,000, and $57,000, respectively.

    Accrued Liabilities and Other

    Accrued liabilities and other consisted of the following at April 30, 1995 and 1996 (in thousands):

                                                        1995        1996
                                                      --------    --------

           Accrued wages, commissions, bonuses,
              and benefits                             $  982      $1,883
           Accrued income taxes                         2,010       1,995
           Other                                        1,476       4,497
                                                      --------    --------
                                                       $4,468      $8,375
                                                      ========    ========


    Product Warranty

    The Company provides a one-year limited product and service warranty on its products. The Company provides for the estimated cost of this warranty at the time of sale. Warranty expense for 1994, 1995, and 1996 was $363,000, $486,000, and $551,000, respectively.

    Credit Risk

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash investments and trade accounts receivable. The Company places its cash investments with high quality financial institutions and limits the amount of credit exposure to any one institution. The Company's trade receivables are primarily from independent distributors of towing and recovery equipment and such receivables are generally not collateralized. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

    Revenue Recognition

    Sales are recorded by the Company when equipment is shipped to independent distributors or other customers.

3.  BUSINESS COMBINATIONS

    In January 1996, the Company purchased all of the outstanding capital stock of S.A. Jige Lohr Wreckers ("Jige Lohr"), a French manufacturer of towing and recovery equipment, at a total cash purchase price of approximately $2,950,000.

    In April 1996, the Company purchased all of the outstanding capital stock of Boniface Engineering ("Boniface"), an English manufacturer of towing and recovery equipment, at a total purchase price of $1,691,000. The purchase price consisted of $1,076,000 in cash and $615,000 (53,668 shares) of newly issued common stock

    The acquisitions of Jige Lohr and Boniface have been accounted for under the purchase method of accounting. Accordingly, the operating results of Jige Lohr and Boniface have been included in the Company's consolidated results of operations from the date of acquisition. The excess of the aggregate purchase price over the fair value of net assets acquired of $1,641,000 has been recognized as a component of goodwill in the accompanying consolidated balance sheet at April 30, 1996. The impact of the acquisitions on consolidated pro forma net income and earnings per share, as if the acquisitions had taken place at the beginning of fiscal 1995, was not significant for 1995 and 1996.

    In July 1996, Miller issued 198,388 shares of its common stock in exchange for all of the outstanding common stock of B&B and Mid America, distributors of towing and recovery equipment.

    The mergers with B&B and Mid America were accounted for under the pooling-of-interests method of accounting and, accordingly, the accompanying consolidated financial statements have been restated as if Miller Industries and the Pooled Entities had operated as one entity since inception.

    Results of operations of Miller Industries and the Pooled Entities for 1994, 1995 and 1996 are as follows (in thousands):


                              Nine Months       Year Ended April 30,
                                 Ended       --------------------------
                             April 30, 1994      1995          1996
                             --------------- ------------  ------------
Net sales:
   Miller Industries           $ 45,873        $ 94,722      $125,706
   Pooled Entities                8,930          14,121        18,533
   Adjustment-elimination
    of intercompany sales          (794)         (1,244)       (2,779)
                             --------------- ------------  ------------
   Combined                      54,009         107,599       141,460
                             --------------- ------------  ------------

Net income before
extraordinary gain and
cumulative effect of
accounting change:

   Miller Industries              2,022           5,406         7,793

   Pooled Entities                  291             170           169
                             --------------- ------------  ------------
   Combined                       2,313           5,576         7,962
                             --------------- ------------  ------------

Net income
   Miller Industries              2,401           5,694         7,793
   Pooled Entities                  291             170           169
                             --------------- ------------  ------------
   Combined                    $  2,692        $  5,864      $  7,962
                             =============== ============  ============



4.  DEBT RETIREMENT AND PREFERRED STOCK REDEMPTION

    Upon consummation of the initial public offering, the Company retired certain debt obligations, including previously restructured long-term debt, which resulted in a gain of $288,000. Such amount is reflected as an extraordinary gain in the accompanying consolidated statement of income for 1995.

    Additionally, upon consummation of the initial public offering, the Company redeemed its cumulative redeemable preferred stock for $3,400,000 resulting in a gain of $694,000 which is reflected as a credit to additional paid-in capital in 1995.

5.  LONG-TERM OBLIGATIONS AND LINES OF CREDIT

    Long-term obligations consisted of the following at April 30, 1995 and 1996 (in thousands):

                                                      1995        1996
                                                    --------    --------

     Mortgage notes payable, interest at rates
       from 3.0% to 6.88%, payable in monthly
       installments, maturing 2003 to 2011            $ --       $2,510
     Notes payable to banks, interest at rates
       from 7.23% to 9.75%, payable in monthly
       installments, maturing 1997 to 2005              --          841
     Mortgage note payable, interest at LIBOR
       plus 2.5%, payable in monthly installments
       through 2002                                     --          139
     Other notes payable                               856        1,188
                                                    --------    --------
                                                       856        4,678
     Less current portion                             (710)        (751)
                                                    --------    --------
                                                      $146       $3,927
                                                    ========    ========

    The aggregate future maturities of long-term obligations (excluding future cash outflows for interest) outstanding at April 30, 1996 are as follows (in thousands):

                             Year Ending
                              April 30,
                            -------------

                                 1997       $   751
                                 1998           632
                                 1999           486
                                 2000           486
                                 2001           447
                             Thereafter       1,876
                                           ----------
                                             $4,678
                                           ==========

    Certain equipment and manufacturing facilities are pledged as collateral under the mortgage notes payable. Notes payable to banks are secured by life insurance policies on a member of management.

    Lines of Credit

    At April 30, 1996 the Company had an unsecured revolving credit facility of $25,000,000 and secured credit facilities totaling $748,000 (the "Revolvers") for working capital and other general corporate purposes. Borrowings under the Revolvers bear interest at rates ranging from LIBOR plus 1.5%, (6.22% at April 30, 1996) to the prime rate plus 1.0% (9.25% at April 30, 1996) and include a commitment fee on the daily unused balance. The weighted average interest rate for borrowings outstanding under the Revolvers during 1996 was approximately 8.4%. Interest is payable monthly and the Revolvers are renewable on an annual basis. Total borrowings outstanding under the Revolvers were $341,000 at April 30, 1996.

    The terms of the Revolvers require the Company, among other things, to maintain minimum amounts of working capital, net worth, ratio of net worth to liabilities, debt coverage and quarterly profits, to limit the amount of capital expenditures, and to limit the payment of any dividends in the event of noncompliance with the terms of the Revolvers.

6.  STOCK OPTIONS

    The Company maintains a stock option plan under which incentive stock options, as well as nonqualified options and other stock-based awards may be granted to officers, employees, and directors. A total of 6,000,000 common shares have been reserved for issuance under the plan subject to certain limitations, as defined. No options may be exercisable for a year from the date of grant, and the Compensation Committee of the Board of Directors may determine when and in what amounts options thereafter become exercisable. The Company also adopted a stock option plan providing for the granting of options to purchase shares of common stock to each non-employee director. A total of 600,000 common shares have been reserved for issuance under the plan. Stock options issued under the plans provide for the purchase of common stock at the fair market value of the stock at the date of grant. The following summarizes the stock option transactions under the stock option plans for 1995 and 1996:

                                                     Option Price Per
                                         Shares           Share
                                      ------------   ----------------

           Options outstanding,
           April 30, 1994                     --          $    --
           Granted                     1,255,748             3.50
           Canceled                       (8,774)            3.50
                                      ------------   ----------------
           Options outstanding,
           April 30, 1995              1,246,974             3.50
           Granted                       628,608        4.84 - 11.46
           Exercised                     (11,736)            3.50
           Canceled                      (13,026)        3.50 - 5.67
                                      ------------   ----------------
           Options outstanding,
           April 30, 1996              1,850,820        $3.50-$11.46
                                      ============   ================

    The stock options outstanding at April 30, 1996 vest in annual increments through April 2000.

7.  LEASE COMMITMENTS

    The Company has entered into various operating leases for buildings and office equipment. Rental expense under these leases was $294,000, $498,000, and $437,000 for 1994, 1995, and 1996, respectively.

    At April 30, 1996, future minimum lease payments under noncancelable operating leases were not significant.

8.  LITIGATION

    The Company is party to certain legal proceedings incidental to its business. The ultimate disposition of such matters presently cannot be determined but will not, in the opinion of management, based in part on the advice of legal counsel, have a material adverse effect on the Company's financial position or results of operations.

    In January 1996, the Company was awarded a judgment in a patent infringement suit in the United States District Court for the Northern District of Iowa at Sioux City, Iowa in which the jury found the defendant manufacturer and distributor of towing equipment willfully infringed both the Company's underlift parallel linkage and L-arm patents and that the common owner of the manufacturer and distributor induced the infringement. The judgment was paid to the Company in August 1996 in the amount of approximately $1.8 million, which included enhanced damages for willfulness and pre- and post-judgment interest and a broad permanent injunction against future infringement by the defendants. Defendants were not granted a license to use the Company's L-arm technology. With this payment, both the Company and the defendants withdrew their appeals and the judgment, therefore, became a final judgment.

9.  INCOME TAXES

    Effective August 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") using the cumulative catch-up method. SFAS 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial and tax bases using currently enacted tax rates in effect for the year in which the differences are expected to reverse. The cumulative effect of adopting SFAS 109 resulted in a net credit to income of $379,000 in 1994.

    Prior to the Reorganization, Century Holdings had filed a consolidated federal tax return with MGI and, as agreed, current and deferred federal income taxes were allocated to Century Holdings as if Century Holdings were filing a separate tax return. Since the acquisition of Century Holdings by MGI, no current taxes have been paid to MGI by Century Holdings. In connection with the Reorganization, Century Holdings issued the $1,736,000 Tax Note payable to MGI which represented the cumulative amount of Century Holdings' allocated current federal income taxes which would have been payable on a separate company basis. The Tax Note payable to MGI was repaid in 1995 with a portion of the proceeds from the initial public offering.

    The provision for income taxes consisted of the following for 1994, 1995, and 1996 (in thousands):

                                    1994          1995          1996
                                 ----------    ----------    ----------

           Current:
              Federal              $1,177        $2,818        $3,509
              State                   197           533           514
              Foreign                   0             0           124
                                 ----------    ----------    ----------
                                    1,374         3,351         4,147
                                 ----------    ----------    ----------
           Deferred:
              Federal                (112)          (58)          483
              Foreign                   0             0            (4)
                                 ----------    ----------    ----------
                                     (112)          (58)          479
                                 ----------    ----------    ----------
                                   $1,262        $3,293        $4,626
                                 ==========    ==========    ==========

    The principal differences between the federal statutory tax rate and the consolidated effective tax rate for 1994, 1995, and 1996 were as follows:

                                                       1994     1995      1996
                                                     -------- --------  --------

                 Federal statutory tax rate            34.0%    34.0%     34.0%
                 State taxes, net of federal tax
                    benefit                             4.0      4.0       4.0
                 Other                                 (2.7)    (0.9)     (1.3)
                                                     -------- --------  --------
                 Effective tax rate                    35.3%    37.1%     36.7%
                                                     ======== ========  ========

    Deferred income taxes and liabilities for 1995 and 1996 reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting and income tax reporting purposes. Temporary differences and carryforwards which give rise to deferred tax assets and liabilities at April 30, 1995 and 1996 are as follows (in thousands):

                                                        1995        1996
                                                     ----------  ----------

     Deferred tax assets:
        Reserves-receivables and inventory            $   316     $   210
        Accruals and reserves                             641         956
        Inventory                                         338          20
        Other                                               0          32
                                                     ----------  ----------
               Gross deferred tax assets                1,295       1,218
                                                     ----------  ----------

     Deferred tax liabilities:
        Property, plant, and equipment                    369         701
        Other                                               0           7
                                                     ----------  ----------
               Gross deferred tax liabilities             369         708
                                                     ----------  ----------

          Net deferred tax asset                      $   926     $   510
                                                     ==========  ==========

    In management's opinion, the net deferred tax asset will be realized through the recognition of taxable income in future periods.

10. PREFERRED STOCK

    The Company has authorized 5,000,000 shares of undesignated preferred stock which can be issued in one or more series. The terms, price, and conditions of the preferred shares will be set by the Board of Directors. No shares have been issued.

11. 401(K) PLAN

    During 1996, the Company established a contributory retirement plan (the "401(k) Plan") for all full-time employees with at least one year of service. The 401(k) Plan is designed to provide tax-deferred income to the Company's employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code.

    The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary. The Company matches 25% of the first 4% of participant contributions. Matching contributions vest over a period of five years. All funds contributed by the participants are immediately vested. Under the terms of the 401(k) Plan, the Company may also make discretionary profit sharing contributions. Profit sharing contributions are allocated among participants based on their annual compensation. Each participant has the right to direct the investment of his or her funds among certain named investment options.

    Upon death, disability, retirement, or the termination of employment, participants may elect to receive periodic or lump-sum payments. Additionally, amounts may be withdrawn in cases of demonstrated hardship. Company contributions to the 401(k) Plan were not significant in 1996.

12. SUBSEQUENT EVENTS

    In August and September 1996, the Company purchased two distributors of towing and recovery equipment by issuing a total of 177,580 shares of its common stock in exchange for all of the outstanding common stock of these distributors. These acquisitions have been accounted for using the purchase method of accounting and, on a combined basis, resulted in approximately $1,687,000 of goodwill which will be amortized on a straight-line basis over 40 years.

    The pro forma impact of the distributor acquisitions on consolidated financial position at April 30, 1996 and the pro forma impact on consolidated net income and earnings per share, as if the acquisitions had taken place at the beginning of fiscal 1996, was not significant.

    In September 1996, the Company issued 507,462 shares of its common stock in exchange for all of the outstanding common stock of Vulcan International, Inc., a Mississippi manufacturer of towing and recovery equipment, a note payable to a former common shareholder of Vulcan and interests in a related company that owned the land and a manufacturing facility where Vulcan's operations are located. The acquisition has been accounted for under the pooling-of-interests method Accordingly, the historical financial statements of the Company will be restated to reflect the acquisition of Vulcan as if the two entities had operated as one entity since inception upon the issuance by the Company of post-merger operations.

    The net sales, net income, and earnings per share for the Company and Vulcan as if they had operated as one entity for 1994, 1995, and 1996 are as follows:

                                  1994         1995         1996
                               ----------   ----------   ----------
Net sales:
   The Company                  $ 54,009     $107,599     $141,460
   Vulcan                         11,709       18,300       22,350
                               ----------   ----------   ----------
   Combined                       65,718      125,899      163,810
                               ----------   ----------   ----------

Net income:
   The Company                     2,692        5,864        7,962
   Vulcan                          2,092          649           93
                               ----------   ----------   ----------
   Combined                        4,784        6,513        8,055
                               ----------   ----------   ----------
Earnings per share:
   The Company                      0.21         0.32         0.38
   Vulcan                           0.15         0.03        (0.01)
                               ----------   ----------   ----------
   Combined                     $   0.36     $   0.35     $   0.37
                               ==========   ==========   ==========

13. SEGMENT INFORMATION

    The Company's operations involve a single industry segment - the design, manufacture, and sale of towing and recovery equipment. Substantially all revenues result from the sale of towing and recovery equipment, either with or without a chassis, and the related parts and accessories. All significant intercompany revenues and expenses are eliminated in computing net sales and operating income. Prior to fiscal 1996, the Company operated exclusively in the United States. A summary of the Company's operations by geographic area for fiscal 1996 is presented below (in thousands):

                                  United States     Europe     Consolidated
                                 ---------------  ----------   ------------

     Net sales                        $137,045     $  4,415       $141,460
     Income from operations             12,002          476         12,478
     Identifiable assets                88,789       12,775        101,564

    No single customer accounted for more than 10% of net sales during 1994, 1995, and 1996.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statements of Financial Accounting Standards Nos. 107 and 119 require disclosure about fair value of all financial instruments. The carrying values of cash and temporary investments, accounts receivable, accounts payable, and accrued liabilities are reasonable estimates of their fair values because of the short maturity of these financial instruments. The carrying value of long-term obligations is a reasonable estimate of its fair value based on the rates available for obligations with similar terms and maturities.

15. QUARTERLY FINANCIAL INFORMATION (unaudited)

    The following is a summary of the unaudited quarterly financial information for the years ended April 30, 1995 and 1996 (in thousands, except per share data):

                                                                   Income Per
                                                                     Common                     Net
                                                                     Share                     Income
                                                  Income Before      Before                     Per
                          Net           Gross     Extraordinary   Extraordinary     Net        Common
                         Sales          Profit        Items          Items(1)      Income     Share(1)
                       ----------     ----------  -------------   -------------  ----------  ----------
Year Ended
April 30, 1995:

   First Quarter       $  21,928      $   3,786     $    899        $   0.07       $   899     $  0.07

   Second Quarter         25,551          4,414        1,229            0.06         1,517        0.08

   Third Quarter          28,388          5,020        1,651            0.08         1,651        0.08

   Fourth Quarter         31,732          5,167        1,797            0.09         1,797        0.09

                       ----------     ----------  -------------   -------------  ----------  ----------
     Total             $ 107,599      $  18,387     $  5,576        $   0.31       $ 5,864     $  0.32
                       ==========     ==========  =============   =============  ==========  ==========

Year Ended
April 30, 1996

   First Quarter       $  31,457      $   4,777     $ 1,384         $   0.07       $ 1,384     $  0.07

   Second Quarter         33,768          5,393       1,856             0.09         1,856        0.09

   Third Quarter          35,917          6,020       2,110             0.10         2,110        0.10

   Fourth Quarter         40,318          7,200       2,612             0.11         2,612        0.11

                       ----------     ----------  -------------   -------------  ----------  ----------
     Total             $ 141,460      $  23,390     $ 7,962         $   0.38       $ 7,962     $  0.38
                       ==========     ==========  =============   =============  ==========  ==========

(1) The sum of quarterly per share amounts may differ from annual earnings per share.

16. RECLASSIFICATIONS

    Certain reclassifications have been made to prior years' financial information to conform with the 1996 presentation.